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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 August 8, 2000
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                Date of Report (Date of earliest event reported)



                       Illinois Superconductor Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      Delaware                           0-22302                 36-3688459
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)



                451 Kingston Court, Mt. Prospect, Illinois 60056
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         (Address of principal executive offices)            (Zip Code)



                                 (847) 391-9400
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                         (Registrant's telephone number)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 8, 2000, Illinois Superconductor Corporation (the "Company") acquired Spectral Solutions, Inc. ("SSI"), through the merger of SSI with and into SSI Acquisition Corp., a wholly-owned subsidiary of the Company. Upon consummation of the merger SSI, as the surviving entity, became a wholly-owned subsidiary of the Company. Pursuant to the merger agreement, the Company acquired all of the outstanding stock of SSI in exchange for 3,500,000 shares of common stock of the Company (including shares reserved for SSI stock options and 111,111 shares issuable to Falkenberg Capital, SSI's financial advisor). The total purchase price for SSI was approximately $14,325,500, based on the $4.093 per share closing price of the Company's stock on August 8, 2000. The terms of the merger are set forth in an Agreement and Plan of Merger by and between the Company, SSI Acquisition Corp., SSI and certain stockholders of SSI, dated as of May 17, 2000 (the "Merger Agreement") The Merger Agreement is an exhibit hereto and is incorporated herein by reference in its entirety. The description of the merger is qualified in its entirety by the terms of the Merger Agreement.

         SSI develops cryogenic superconducting radio frequency ("RF") front-end systems for the wireless industry. SSI recently introduced the industry's first commercial tower-mounted superconducting system incorporating a superconducting receiver filter and a cryogenic low-noise amplifier. SSI has recently introduced the industry's first commercial tower-mounted superconducting system incorporated a superconducting receiver filter and a cryogenic low-noise amplifier ("LNA"). SSI has pioneered the development of a super-cooled receive enhancer that can significantly expand a wireless network's coverage and call quality. Combining the latest in advanced filtering and low noise amplifier technologies, SSI offers the first self-contained, high volume manufacturable, tower-top unit that operates in all weather conditions.

         SSI is the successor to the business of Superconducting Core Technologies, Inc. ("SCT"). SCT was founded in the late 1980s at about the time temperature superconducting was first discovered. SCT in February 1998 ceased commercial operation, and filed for bankruptcy protection in September 1998. SSI purchased all of SCT's assets out of bankruptcy and succeeded to its businesses in April 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

                  To be filed not later than October 20, 2000.

         (b)      Pro Forma Financial Information

                  To be filed not later than October 20, 2000.

         (c)      Exhibits.

         Exhibit 2.1 Agreement and Plan of Merger, dated May 17, 2000, by and among the Company, SSI Acquisition Corp., Spectral Solutions, Inc. and certain shareholders of SSI, incorporated by reference to Annex A to the Company's definitive additional proxy materials filed June 9, 2000.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  ILLINOIS SUPERCONDUCTOR CORPORATION


                  By:      /s/  CHARLES WILLES
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                           Charles Willes, Chief Financial Officer



Dated: August 23, 2000